Exhibit 10-11

18 October 2000

GANNETT CO., INC.

THE RULES OF THE SAVINGS RELATED SHARE OPTION SCHEME FOR EMPLOYEES OF GANNETT
U.K. LIMITED AND ITS SUBSIDIARIES

EMPLOYEE SHARESAVE SCHEME 20 00

Adopted by the Company on 19 October 1999

Received formal approval under Schedule 9 to the Income and Corporation
Taxes Act 1988 by the Board of Inland Revenue
on 9 November 1999 under reference SRS2416

PricewaterhouseCoopers
Plumtree Court
London
EC4A 4HT

GANNETT CO., INC.

EMPLOYEE SHARESAVE SCHEME 2000

CONTENTS

RULE
1	INTERPRETATION AND CONSTRUCTION

	Definitions	(a)
	Construction	(b) to (c)

2	SHARES OF COMMON STOCK

	Availability of authorised share capital	(a)
	Variation of share capital and adjustment of options	(b)

3	APPLICATIONS FOR OPTIONS

4	GRANT OF OPTIONS

	Contributions under the savings contract	(a)
	Timing of grant	(b)
	Grant of options	(c) to (e)
	Option certificates	(f)
	Restrictions on grant of options	(g)
	Options only to be granted to employees and directors	(h)
	Life of the scheme	(i)

5	NON-TRANSFERABILITY OF OPTIONS

6	RIGHTS TO EXERCISE OPTIONS

	General	(a)
	Death	(b)
	Cessation of employment in special circumstances	(c) and (d)
	Cessation of employment after three years	(e)
	Reaching relevant age	(f)
	Termination of savings contract	(g)
	Bankruptcy	(h)
	Conditions to be satisfied at time of exercise	(i)
	Exercise to be limited to repayment proceeds	(j)

7	LOSS OF OFFICE OR EMPLOYMENT

8	TAKEOVERS, RECONSTRUCTION, AMALGAMATION & WINDING UP OF COMPANY

	General offer for Company	(a)
	Winding up of Company	(b)
	Shares subject to Options ceasing to be Scheme Shares	(c)
	Meaning of “obtains Control of the Company”	(d)
	Notification of Option-holders	(e)

9	EXCHANGE OF OPTIONS ON TAKEOVER OF COMPANY

	Exchange of Options	(a)
	Meaning of “equivalent”	(b)
	Date of grant of New Option	(c)
	Application of Scheme to New Option	(d)

10	EXERCISE OF OPTIONS

	Procedures on exercise	(a) and (b)
	Rights attaching to Scheme Shares	(c)

11	SCHEME AMENDMENTS AND TERMINATION

	Amendments	(a) to (f)
	Termination	(g)

12	ADMINISTRATION

	Notice and documents	(a) to (c)
	Disputes	(d)
	Costs of the scheme	(e)
	Governing law	(f)

GANNETT CO., INC.

EMPLOYEE SHARESAVE SCHEME 2000

RULES

1.	INTERPRETATION AND CONSTRUCTION

Definitions

(a)	In the Rules of this Scheme unless the context otherwise requires the following words and expressions shall have the following meanings:

“Acquiring Company”	Any company which:

(a)	has obtained Control of the Company either:

(i)	as a result of making a Takeover Offer; or

(ii)	in pursuance of a Compromise; or

(b)	becomes bound or entitled to acquire Scheme Shares on the terms of an offer contained in Section 429 Notice(s);

“Acquisition Price”	The amount payable in relation to the exercise of an Option, being the amount (after any adjustment pursuant to Rule 2(b)) of the Option Price multiplied by the number of Scheme Shares in respect of which the Option is exercised;

“Acting in Concert”	The meaning given to that expression in the City Code on Takeovers and Mergers in its present form or as amended from time to time;

the “Act”	The Income and Corporation Taxes Act 1988;

“Adoption Date”	The date on which this Scheme is adopted by the Company;

” Approval Date”	The date on which this Scheme is approved by the Inland Revenue under Schedule 9 to ICTA 1988.

“Associated Company”	Associated Company as defined in Section 187(2) of the Act;

“Bonus”	Any sum payable by way of terminal bonus under a Savings Contract, being the additional payment made by the Savings Authority when repaying contributions made under a completed Savings Contract;

“Bonus Date”	In relation to any Employee’s Savings Contract the earliest date on which a Bonus is due;

“Committee”	A committee appointed by the board of directors of Gannett U.K. Limited;

the “Companies Act”	The Companies Act 1985;

the “Company”	Gannett Co., Inc;

“Control”	Control as defined in section 840 of the Act;

“Date of Announcement”	In respect of any Option grant, the date on which an announcement is made by the Committee pursuant to Rule 3(a);

“Date of Grant”	The date on which an Option is granted to an Eligible Employee, which shall be the date specified on the Option Agreement;

“Dealing Day”	A day on which transactions take place on the New York Stock Exchange ;

“Eligibility Date”	In respect of any Option grant, the date determined by the Executive Compensation Committee which in no circumstances shall be more than two years prior to the Date of Grant for that Option.

“Eligible Employee”	With respect to an Option grant, any person who:

(a)	is not prohibited from participating in this Scheme by reason of the provisions of paragraph 8 of Schedule 9 to the Act and who:

(i)	is an employee or director (other than a non-executive director) of a Group Company; and

(ii)	if a director, is contracted to work at least 25 hours a week (exclusive of meal breaks) for a Group Company; and who in either case:

(aa)	is chargeable to tax in respect of his office or employment under Case I of Schedule E; and

(ab)	was employed by a Group Company on the Eligibility Date for that Option grant; or

(b)	is any other director or employee of a Group Company who is not prohibited from participating by reason of paragraph 8 of Schedule 9 and, in the case of a director, who satisfies (a)(ii) above, whom the Committee in their sole discretion approve;

“Employees’ Share Scheme”	An employees’ share scheme as defined in section 743 of the Companies Act;

“Executive Compensation Committee”	The Executive Compensation Committee of the Company or a committee of persons appointed thereby;

“Exercise Period”	Any period during which Options may be exercised as set out in Rules 6(a) to 6(f) and Rule 8;

“Group”	Gannett Co., Inc, and its Subsidiaries from time to time and the expression “member of the Group” shall be construed accordingly;

“Group Company”	A Subsidiary over which Gannett U.K. Limited has Control and which has been nominated by the Committee to participate for the time being in this Scheme;

“ICTA 1988”	The Income and Corporation Taxes Act 1998;

“Market Value”	In the case of Options granted under this Scheme, means:

(a)	If at the relevant time shares which are of the same class as Scheme Shares are listed on the New York Stock Exchange the closing price of a Scheme Share as reflected in the consolidated trading tables of the Wall Street Journal or any other publication selected by the Committee on the Dealing Day immediately preceding the Date of Announcement;

(b)	if paragraph (a) above does not apply, the market value of a Scheme Share determined in accordance with Part VIII of the taxation of Chargeable Gains Act 1992, and agreed in advance with the Inland Revenue Shares Valuation Division, on the Date of Announcement or such earlier date or dates as may be agreed with the Board of Inland Revenue;

and in any case divided by the United Kingdom Sterling Exchange Rate ;

“Normal Retirement Date”	The age at which an employee is due to retire in accordance with the terms of his contract of employment;

“Option”	A right to acquire Scheme Shares at the Acquisition Price granted to an Eligible Employee under the provisions of this Scheme and for the time being subsisting;

“Option Agreement”	The agreement in respect of a grant of an Option which shall be issued to an Option-holder in accordance with Rule 4 (f);

“Option-holder”	Any person who holds an Option, or (where the context admits) his legal personal representative(s);

“Option Price”	The price per Scheme Share determined by the Committee being not less than 85 per cent of the Market Value of such a Scheme Share on the Date of Announcement or on such earlier date or dates (the “Valuation Date”) as may be agreed in writing with the Board of Inland Revenue;

“Relevant Age”	The age of 65 years;

the “Rules”	The rules for the time being governing this Scheme;

“Savings Authority”	A building society or an institution authorised under the Banking Act 1987 to whom the Committee from time to time determines that contributions are payable under the terms of a Savings Contract;

“Savings Contract”	A contract under a certified contractual savings scheme (within the meaning of section 326 of the Act) which has been approved by the Committee for the purposes of this Scheme and by the Board of Inland Revenue for the purposes of Schedule 9 and under which an Eligible Employee contracts to make 36 monthly savings;

“Schedule 9”	Schedule 9 to the Act;

“this Scheme”	The Gannett Co., Inc Savings Related Share Option Scheme for employees of Gannet U.K Limited and its Subsidiaries (“Employee Sharesave Scheme 2000”) in its present form or as from time to time amended in accordance with the provisions hereof;

“Scheme Shares”	Shares of common stock in the capital of the Company or any shares representing the same which satisfy the conditions specified in paragraphs 10 to 14 inclusive of Schedule 9;

“Subsidiary”	A company which is a subsidiary of the Company within the meaning of section 736 of the Companies Act;

“Takeover Offer”	In relation to the Company, means either:

(a)	a general offer to acquire the whole of the issued shares of common stock of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

(b)	a general offer to acquire all the shares in the Company of the same class as the Scheme Shares in either case, other than shares already owned by the offeror or persons acting in concert with the offeror;

“United Kingdom Sterling Exchange Rate	The highest buying price of the bid/offer spread for United Kingdom Sterling on the day on which the Market Value of a Scheme Share is determined as shown in the Financial Times;

“Valid Application”	An application made by an Eligible Employee on the application form provided by the date specified in an announcement made in accordance with Rule 3(a) as the latest date for applications in which the monthly contribution specified is permitted by Rule 4(a).

Construction

(b)	Words or expressions used herein shall where appropriate:

(i)	when denoting the masculine gender include the feminine and vice versa;

(ii)	when denoting the singular include the plural and vice versa;

(iii)	unless otherwise defined herein or the context otherwise requires have the same meanings as in Schedule 9 as amended from time to time;

(iv)	when referring to any enactment be construed as a reference to that enactment as for the time being consolidated, amended, re-enacted or replaced and shall include any regulations made thereunder; and

(v)	be construed such that the headings and sub-headings are for ease of reference only, and do not affect the interpretation of any Rule.

Where under any of the provisions of these Rules it is provided that an Option shall lapse that Option shall cease to be exercisable thereafter notwithstanding any other provision of these Rules.

2.	SHARE OF COMMON STOCK

Availability of authorised share capital

(a)	The Company may issue, and shall reserve for issuance up to 2,000,000 Scheme Shares for use pursuant to Options granted under this Scheme, which may be authorised and unissued or treasury Scheme Shares.

Variation of share capital and adjustment of options

(b)	In the event of any capitalisation issue or rights issue, rights offer, or any reduction, sub-division or stock split, consolidation or other variation of the share capital of the Company, the number of Scheme Shares comprised in any Option and/or the Option Price and the number of Scheme Shares available for issue pursuant to Rule 2(a) may be adjusted by the Executive Compensation Committee (including retrospective adjustments where appropriate) in such manner as it considers to be in its opinion fair and reasonable provided always that no adjustment shall have effect after the date of adjustment for so long as the Scheme is approved by the Board of Inland Revenue, unless the Board of Inland Revenue has approved the adjustment. Notice of any such adjustment shall be given to the Option-holders affected by such adjustment by the Committee, who may call in Option Agreements for endorsement, cancellation or re-issue subsequent upon such adjustment.

3.	APPLICATIONS FOR OPTIONS

(a)	Subject to the restrictions hereinafter contained, the Executive Compensation Committee may, at its discretion determine that this Scheme shall operate and thereafter the Committee shall announce to all Eligible Employees in whatever manner is determined by the Committee to be appropriate:

(i)	the maximum number (if any) of Scheme Shares over which Options are to be granted on the Date of Grant immediately following such announcement;

(ii)	the Option Price;

(iii)	the last date by which applications made pursuant to Rule 3(b) must be received (which shall be not earlier than 14 days nor later than 21 days after the Date of Announcement); and

(iv)	whether the repayment under the Savings Contracts linked to those Options shall include any Bonus.

(b)	Each person who in relation to a grant of an Option is an Eligible Employee may, not later than the date specified in the announcement referred to in Rule 3(a) as the last date for receipt of applications, apply for an Option in respect of any of the Scheme Shares specified in any such announcement, by delivery of a duly completed Valid Application form complying with the requirements of this Rule to the secretary for the time being of the Company, or as specified on the application form.

(c)	Applications for Options shall be in writing in such form as the Committee may from time to time prescribe.

4.	GRANT OF OPTIONS

Contributions under the savings contract

(a)	The monthly contribution payable by a participant under a Savings Contract shall be in multiples of £1 and shall not:

(i)	be less than £10; nor

(ii)	when aggregated with the monthly contributions being paid under any other savings contract(s), certified pursuant to section 326 of the Act, entered into by that Eligible Employee in connection with the grant of any option under a savings-related share option scheme approved by the Board of the Inland Revenue under Schedule 9, exceed £250 or such maximum amount determined by the Committee and from time to time permitted under Schedule 9.

Timing of grant

(b)	No Option shall be granted to any Eligible Employee if such grant shall be prohibited under the legislation from time to time in force governing the approval of savings-related share option schemes involving a certified contractual savings scheme. In any event, no Option shall be granted at any time before the later of the Adoption Date and the Approval Date.

Grant of options

(c)	The grant of an Option shall be conditional upon the Eligible Employee having submitted to the Committee (or at the Committee’s direction) a Valid Application, prior to the grant of that Option, for entry into a Savings Contract. In making his application the Eligible Employee shall state inter alia the monthly contribution which he would like to make under the Savings Contract. Each such application shall be deemed to be in respect of the largest whole number of Scheme Shares which can be purchased with the expected repayment (including the Bonus applied for if this is to be included in accordance with Rule 3(a)(iv)) under the Savings Contract at the Bonus Date.

(d)	As soon as possible after the final date for the receipt of applications in relation to each grant of Options and within 30 days of the earliest of the dates on which the Market Value was taken for the purposes of determining the Option Price, the Company shall, subject to Rule 4(e), grant to each Eligible Employee who has submitted a Valid Application an Option in respect of the whole number of Scheme Shares for which he is deemed to have applied in accordance with Rule 3(c).

(e)	If Valid Applications are received such that the number of Scheme Shares the subject of all the Options applied for would exceed the maximum number of Scheme Shares determined by the Committee pursuant to Rule 3(a)(i), then subject to the provisions of Rule 4(a)(i) the following steps or such other arrangements approved by the Inland Revenue in advance shall be carried out in the following order to the extent necessary to eliminate the excess:

(i)	if the Bonus is included or is taken to be included then no Bonus shall be taken to be included;

(ii)	the excess over £50, or such greater or lesser amount as the Committee may decide, of the monthly savings contribution chosen by each applicant shall be reduced pro rata to the extent necessary;

(iii)	the excess over £10 of the monthly savings contribution chosen by each applicant shall be reduced pro-rata to the extent necessary;

(iv)	applications will be selected by lot, each based on a monthly savings contribution of £10 and the exclusion of any Bonus in the repayment under the Savings Contract.

As soon as possible after the final date for the receipt of applications in relation to each grant of Options and within 42 days of the earliest of the dates on which the Market Value was taken for the purposes of determining the Option Price, the Company shall grant to each Eligible Employee who has submitted a Valid Application, or where appropriate to those Eligible Employees selected by lot pursuant to this Rule 4(e), an Option in respect of the number of Scheme Shares for which he is deemed to have applied scaled down proportionately to the reduction made in his monthly contributions pursuant to this Rule 4(e).

Option Agreements

(f)	Subject to the Eligible Employee entering into a Savings Contract, as soon as possible after the Date of Grant each Eligible Employee shall be issued an Option Agreement in respect of his Option, specifying the Date of Grant, the number of Scheme Shares subject to the Option, the Option Price and the Acquisition Price.

Restrictions on grant of options

(g)	If the Committee or the Company are prevented at any time by statute, order, regulation or governmental directive from making an announcement pursuant to Rule 3(a) or from granting Options within the time limits imposed by these Rules, they may make such an announcement within 42 days after the lifting of such restrictions.

Options only to be granted to employees and directors

(h)	No Option shall be granted to any person who is no longer a director or employee of a Group Company on the date Options are granted under this Rule 4.

Life of the scheme

(i)	No Option may be granted more than ten years after the Adoption Date.

5.	NON-TRANSFERABILITY OF OPTIONS

Save as provided in Rule 6(b) no Option nor any right thereunder shall be capable of being transferred, assigned, charged or otherwise disposed of. Any such purported transfer, assignment, charge or disposal shall result in the cancellation of the Option.

6.	RIGHTS TO EXERCISE OPTIONS

General

(a)	(i)	Save as provided in Rules 6(b), 6(c), 6(f), and 8, an Option may be exercised only during the period commencing with the Bonus Date under the relevant Savings Contract; and

(ii)	save as provided in Rule 6(b), an Option shall not be exercisable later than six months after such Bonus Date.

Death

(b)	If an Option-holder dies, his Option may be exercised by his legal personal representatives, but only:

(i)	within 12 months after the date of his death if such death occurs before the Bonus Date; or

(ii)	within 12 months after the Bonus Date in the event of his death within six months after such Bonus Date.

Cessation of employment in special circumstances

(c)	If an Option-holder shall cease to be employed by a Group Company by reason:

(i)	of injury or disability (evidenced to the satisfaction of the directors) or redundancy within the meaning of the Employment Rights Act 1996; or

(ii)	of retirement on reaching the Relevant Age or his Normal Retirement Date; or

(iii)	that his office or employment is in a company of which the Company ceases to have Control; or

(iv)	that his office or employment relates to a business or part of a business which is transferred to a person who is not a company of which the Company has Control he may exercise all or any of his Options in whole or in part during the period ending six months after the date of such cessation (at the end of which period his Options will lapse to the extent unexercised).

(d)	No person shall be treated for the purposes of Rule 6(c) as ceasing to hold the office or employment by virtue of which he is an Eligible Employee until he ceases to hold any office or employment in the Company or in any Associated Company or any company over which the Company has Control.

Cessation of employment after three years

(e)	If an Option-holder ceases to hold the office or employment by virtue of which he is an Eligible Employee for reasons other than those set out in Rules 6(b) or 6(c) more than three years after the Date of Grant of an Option such Option may be exercised within six months after the Bonus Date for that Option.

Reaching Relevant Age

(f)	If at the date of reaching the Relevant Age an Option-holder does not retire he may exercise his Option within the period of six months commencing with that date.

Termination of savings contract

(g)	If an Option-holder gives, or under the terms of the Savings Contract has or is deemed to have given, notice to the relevant Savings Authority that he intends to stop paying contributions under his Savings Contract then, unless the relevant Option is then exercisable under this Rule 6, it shall thereupon lapse.

Bankruptcy

(h)	If the Option-holder is adjudicated bankrupt, his Option shall thereupon lapse.

Conditions to be satisfied at time of exercise

(i)	No Option may be exercised by an Option-holder, or by the legal personal representatives of an Option-holder who is (or at the date of his death was):

(i)	not a director or employee of the Company or a Group Company unless the Option is to be exercised pursuant to Rules 6(b), 6(c) or 6(e); or

(ii)	precluded from such exercise by paragraph 8 of Schedule 9.

Exercise to be limited to repayment proceeds

(j)	If an Option becomes exercisable under any provision of this Scheme then the maximum number of Scheme Shares over which it shall be exercisable shall be limited to the largest whole number of Scheme Shares that may be acquired at the Option Price out of the repayment including any interest or Bonus received under the relevant Savings Contract. For these purposes the repayment under the Savings Contract shall exclude the repayment of any contribution the due date for payment of which falls more than one month after the date on which repayment is made.

7.	LOSS OF OFFICE OR EMPLOYMENT

(a)	The grant of an Option does not form part of the Option-holder’s entitlement to remuneration or benefits pursuant to his contract of employment nor does the existence of a contract of employment between an Eligible Employee and any company give such Eligible Employee any right or entitlement to have an Option granted to him in respect of any number of Scheme Shares or any expectation that an Option might be granted to him whether subject to any conditions or at all.

(b)	The rights and obligations of an Option-holder under the terms and conditions of his office or employment shall not be affected by his participation in the Scheme or any right he may have to participate in the Scheme.

(c)	An individual who participates in the Scheme waives all and any rights to compensation or damages in consequence of the termination of his office or employment with any company for any reason whatsoever in so far as those rights arise, or may arise, from his ceasing to have rights under or be entitled to exercise any Option under the Scheme as a result of such termination or from the loss or diminution of value of such rights or entitlements. By participating in this Scheme the Option holder agrees that, if necessary, his terms of employment shall be varied accordingly.

8	TAKEOVER, RECONSTRUCTION, AMALGAMATION OR WINDING UP OF COMPANY

(a)	General offer for Company

Notwithstanding Rule 6(a)(i), if a person obtains Control of the Company as a result of making:

(i)	a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

(ii)	a general offer to acquire all the shares in the Company of the same class as the Scheme Shares (in either case, other than any shares already held by him or a person Acting In Concert with him), all Options may be exercised at any time during the period of six months beginning with the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied. If not so exercised, the Options shall lapse immediately unless the Committee determines otherwise, when the Options shall continue to exist.

(b)	Winding up of Company

Notwithstanding Rule 6(a)(i), if notice is given of a resolution for the voluntary winding-up of the Company:

(i)	all Options (including, at the election of the Option-holder, an Option which has already become exercisable) may be exercised on terms that exercise is conditional on the passing of the resolution at any time during the period beginning with the date the notice is given and ending seven clear days before the resolution is passed or defeated or the general meeting is concluded or adjourned sine die;

(ii)	where exercise is permitted under this Rule 8(b), notice of exercise shall be in such form as may be prescribed by the Committee;

(iii)	if the resolution is passed, any Options not so exercised shall lapse immediately;

(iv)	if the resolution is not passed, any exercise of an Option under this Rule 8(b) shall be of no effect and the Option shall continue to exist;

(v)	the date of exercise of all Options exercised under this Rule 8(b) shall be deemed to be the date on which the resolution is passed; and

(vi)	an Option which has already become exercisable may be exercised unconditionally during the period referred to in Rule 8(b)(i) but such exercise shall be subject to Rule 8(b)(iii) (with appropriate modifications).

(c)	Shares subject to Options ceasing to be Scheme Shares

If the rights carried by the shares subject to an Option are altered in such a way that the shares cease to satisfy the conditions in paragraphs 10 to 14 of Schedule 9 to ICTA 1988:

(i)	the definition of “Scheme Shares” shall be amended by the deletion of the words “which satisfy the conditions in paragraphs 10 to 14 of Schedule 9 to ICTA 1988”;

(ii)	the Option shall continue to exist; and

(iii)	the Scheme shall continue to exist but as a non Inland Revenue approved scheme.

(d)	Meaning of “obtains Control of the Company”

For the purpose of Rule 8, a person shall be deemed to have obtained Control of the Company if he and others Acting In Concert with him have together obtained Control of it.

(e)	Notification of Option-holders

The Committee shall, as soon as reasonably practicable, notify each Option-holder of the occurrence of any of the events referred to in Rule 8 and explain how this affects his position under the Scheme.

9	EXCHANGE OF OPTIONS ON TAKEOVER OF COMPANY

(a)	Exchange of Options

If the person referred to in Rule 8 is a company (“Acquiring Company”), an Option-holder may, at any time during the period of 6 months following the change of Control, by agreement with the Acquiring Company, release his Option in whole or in part in consideration of the grant to him of a new option (“New Option”) which is equivalent to the Option but which relates to shares (“New Scheme Shares”) in:

(i)	the Acquiring Company; or

(ii)	a company which has Control of the Acquiring Company; or

(iii)	a company which either is, or has Control of, a company which is a member of a consortium within the meaning of Section 187(7) of ICTA 1988 which owns either the Acquiring Company or a company having Control of the Acquiring Company.

(b)	Meaning of “equivalent”

The New Option shall not be regarded for the purpose of this Rule 9 as equivalent to the Option unless:

(i)	the New Scheme Shares satisfy the conditions in paragraphs 10 to 14 of Schedule 9 to ICTA 1988; and

(ii)	the New Option will be exercisable in the same manner as the Option and subject to the provisions of the Scheme as it had effect immediately before the release of the Option; and

(iii)	the total market value, immediately before the release of the Option, of the Scheme Shares which were subject to the Option is equal to the total market value, immediately after the grant of the New Option, of the New Scheme Shares (market value being determined for this purpose in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992); and

(iv)	the total amount payable by the Option-holder for the acquisition of the New Scheme Shares under the New Option is equal to the total amount that would have been payable by the Option-holder for the acquisition of the Scheme Shares under the Option.

(c)	Date of grant of New Option

The date of grant of the New Option shall be deemed to be the same as the Date of Grant of the Option.

(d)	Application of Scheme to New Option

In the application of the Scheme to the New Option, where appropriate, references to “Company” and “Scheme Shares” shall be read as if they were references to the company to whose shares the New Option relates and the New Scheme Shares, respectively, save that in the definition of “Committee” the reference to “Company” shall be read as if it were a reference to Gannett Co., Inc.

10.	EXERCISE OF OPTIONS

Procedures on exercise

(a)	Exercise of an Option, or of new rights under this Scheme, shall be effected by a notice in writing in a form prescribed from time to time by the Committee lodged with the Secretary of the Company or at its office as appropriate or with the Company’s duly appointed agent specifying the number of Scheme Shares in respect of which the Option is being exercised and accompanied by evidence of the termination of the related savings contract and a remittance for the Acquisition Price for the Scheme Shares concerned. Payment may be made by banker’s draft or cheque provided that if the cheque is not cleared the Eligible Employee shall be deemed never to have exercised his option and neither the company nor any other person will be under any obligation to provide any Scheme Shares for him. Notwithstanding anything to the contrary therein contained such notice shall (other than in the circumstances contained in the immediately preceding proviso and/or Rule 8(c)(iv) above) take effect upon receipt of notice and payment in full and such day shall, notwithstanding Rule 12(c) constitute for all purposes the date of exercise of such option and the Secretary of the Company shall procure that the said shares are issued or transferred within 28 days thereafter. The Option Agreement should also be lodged but failure to do so will not invalidate the exercise of the Option. The Company will keep a suitable form of notice available, so that an Option-holder desirous of exercising an Option may obtain copies thereof from the Secretary of the Company.

(b)	All transfers and all allotments of Scheme Shares shall be subject to any necessary consents of HM Treasury or other authorities in the United Kingdom or elsewhere under enactments or regulations for the time being in force and it shall be the responsibility of the Option-holder to comply with any requirements to be fulfilled in order to obtain or obviate the necessity for any such consent.

Rights attaching to Scheme Shares

(c)	Scheme Shares transferred pursuant to this Scheme will be transferred without the benefit of any rights attaching thereto by reference to a record date preceding the date of exercise. Save as regards rights attaching to Scheme Shares by reference to a record date prior to the date on which the Scheme Shares are allotted and issued, Scheme Shares issued upon the exercise of Options shall be identical and rank pari passu in all respects with shares of the same class then in issue.

11.	SCHEME AMENDMENTS AND TERMINATION

Amendments

(a)	Notwithstanding the provisions of Rules 11(b) to 11(d) and 12(b), the Executive Compensation Committee may at any time make such alterations (including additions) to the Rules as are necessary to secure that the Rules receive initial approval from the Board of Inland Revenue under Schedule 9 and continue to be so approved.

(b)	Subject to Rule 11(c) and 11(d) the Executive Compensation Committee may from time to time at its absolute discretion, amend any of the Rules.

(c)	No amendment waiver or replacement to or of this Scheme (or any Rule) shall be made to the extent to which it would have the effect of abrogating or altering adversely any of the subsisting rights of Option-holders except with such consent on their part as would be required by the provisions of the Company’s by-laws if the Scheme Shares to be issued or transferred on the exercise of the Options already granted and still subsisting were so issued or transferred and constituted a separate class of share capital and if such provisions applied mutatis mutandis thereto.

(d)	So long as this Scheme remains approved under Schedule 9 no amendment to this Scheme shall take effect until after the date of amendment unless the Board of Inland Revenue has approved the amendment or the Scheme has become a non Inland Revenue Scheme in accordance with Rule 8(c). The Company shall notify the Board of Inland Revenue in writing immediately after the date of alteration in respect of each such amendment.

(e)	Rule 11(c) shall not apply to any minor amendment to facilitate the administration of the Scheme or to any amendment which the Executive Compensation Committee considers is necessary or desirable to comply with or take account of the provisions of any proposed or existing legislation, including overseas securities legislation, or to take advantage of any changes to legislation, or to take account of any of the events mentioned in Rule 8, or to obtain or maintain favourable exchange control taxation or regulatory treatment of the Company, any Subsidiary or any Option-holder provided any such alteration does not affect the basic principles of this Scheme.

(f)	The Executive Compensation Committee shall have the power from time to time to make or vary regulations for the administration of this Scheme and to amend the terms or impose further conditions on the grant and exercise of Options to take account of overseas taxation, and securities or exchange control laws provided always that such regulations, terms and conditions shall not be inconsistent with the provisions of this Scheme and shall not cause any of the provisions of Schedule 9 relevant to this Scheme to cease to be satisfied.

Termination

(g)      Notwithstanding the provision contained in Rule 4(i), the Executive Compensation Committee may at any time resolve that no further Options be granted under this Scheme, and in such event no further Options will be granted but in all other respects the provisions of this Scheme shall remain in full force and effect.

12.	ADMINISTRATION

Notice and documents

(a)	Option-holders not otherwise entitled thereto may be sent copies of all relevant notices and other documents sent by the Company to its ordinary shareholders generally.

(b)	Written notices of any amendment made in accordance with Rule 11 shall be given to those Option-holders affected by such amendment.

(c)	Any notice or other document required to be given hereunder to any Option-holder shall be delivered to him or sent by First Class pre-paid post to him at his home address according to the records of the Company or such other address as may appear to the Company to be appropriate. Any notice or other document required to be given to the Company shall be delivered to it or sent by First Class pre-paid post to its registered office or such other address as may be determined by the Company to be appropriate. Notices sent by post shall be deemed to have been given on the fifth day following the date of posting.

Disputes

(d)	The decision of the Executive Compensation Committee in any dispute or question relating to any Option shall be final and conclusive subject to the terms of this Scheme.

Costs of the scheme

(e)	The costs of introducing and administering this Scheme shall be borne by one or more Group Companies.

Governing Law

(f)	These Rules shall be governed by and construed in accordance with English Law.